LEE & POH
PARTNERSHIP

ADVOCATES & SOLICITORS

PARTNERS
LEE YONG CIEH, EDWIN
POH ZUAN YIN, SPRING

ASSOCIATES
DAPHNE SIT WEI JING
NEOH JIA SHERN
WONG SHEN MING
EILEEN YEW

DATE | 7 September 2023
OUR REF | 2023.ConsentLetter.Agape.Spring
YOUR REF |

LEGALLY PRIVILEGED
PRIVATE & CONFIDENTIAL

Agape ATP Corporation
Lot 1705-1708, Level 17, Tower 2
Faber Towers, Jalan Desa Bahagia
Taman Desa
58100 Kuala Lumpur
Malaysia

Attn to: Dato' Sri Dr How Kok Choong

BY EMAIL ONLY

Dear Sirs,

RE: CONSENT LETTER TO BE EXHIBITED TO AGAPE ATP CORPORATION'S FORM S-1/A REGISTRATION STATEMENT

We, Messrs. Lee & Poh Partnership, are the Malaysian legal counsel of Agape ATP Corporation (the "**Company**"), a company incorporated under the laws of the State of Nevada, the United States of America under the company registration number E0248912016-9, in connection with the proposed offering of the Company's common stock for listing on the U.S. Nasdaq Stock Market ("**Proposed Offering**").

2. In connection with the Proposed Offering, we hereby consent to the inclusion and references to our firm under the mentions of "Malaysia counsel for the Company" and/or "Lee & Poh Partnership" in the Form S-1/A Registration Statement of the Company ("**Registration Statement**") to be filed with the U.S. Securities and Exchange Commission (the "**SEC**") under the U.S. Securities Act of 1933, for the sole purpose of referring to us matters governed under Malaysian law relating to the Proposed Offering further to the submission and publishing of the Registration Statement.

3. We further consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

4. In giving the above consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, or the U.S. Securities Exchange Act of 1934, in each case, as amended, extended, consolidated, or re-enacted from time to time, and any rules or regulations and subordinate legislation promulgated thereunder.

Thank you.

lpplaw.my enquiry@lpplaw.my +603 5033 6060
A-3-2, Aurora Place, Plaza Bukit Jalil, No.1, Persiaran Jalil 1,
Bandar Bukit Jalil, 57000 Kuala Lumpur, Malaysia.

Yours faithfully,
For and on behalf of
LEE & POH PARTNERSHIP

Poh Zuan Yin, Spring
Designation: Managing Partner
Email: spring@lpplaw.my